EXHIBIT 10.1

PURCHASE AND SALE AGREEMENT
This Purchase and Sale Agreement ("Agreement"), dated and effective as of October 31, 2016 is entered into between Groton Fuel Cell 1, LLC, c/o FuelCell Energy, Inc., 3 Great Pasture Road, Danbury, CT 06810 ("Seller") and PNC Energy Capital LLC, 995 Dalton Avenue, Cincinnati, OH 45203 ("PNC").
WHEREAS, PNC desires to purchase from Seller certain fuel cell equipment (the "Equipment") described in Schedule A pursuant to the bill of sale attached hereto as Exhibit #1 ("Bill of Sale"), and Seller desires to sell the Equipment to PNC, and subsequently lease the Equipment from PNC in accordance with the terms and conditions of that certain Lease Agreement to be entered into by the parties hereto simultaneously with the execution and delivery of this Agreement (the "Lease Agreement") and the rental schedule thereunder.
NOW THEREFORE, in consideration of the mutual promises herein and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Seller and PNC agree as follows:
1. Purchase and Sale. The sale of Equipment shall be evidenced by the Bill of Sale. Seller agrees to sell to PNC, and PNC agrees to purchase from Seller, the Equipment on the terms and conditions set forth herein and in the Bill of Sale. Effective upon its purchase of the Equipment from Seller, PNC agrees to lease the Equipment to Seller pursuant to the terms and conditions contained in the Lease Agreement (and the rental schedule attached thereto). The purchase date and the date on which title to the Equipment shall pass from Seller to PNC shall be the Rental Commencement Date as shown in the rental schedule to the Lease Agreement (the "Commencement Date").
2. Purchase Price. On the Commencement Date, PNC shall pay to Seller the purchase price specified on the Bill of Sale (the "Purchase Price"). For purposes of Section 1060 of the Internal Revenue Code (the "Code"), the Purchase Price, and other relevant items, will be allocated among the Equipment in accordance with the fair market value of the assets and liabilities transferred as described in Schedule B to the Bill of Sale. Seller and PNC will: (a) be bound by such allocation for purposes of determining any taxes, (b) prepare and file their tax returns on a basis consistent with such allocation, and (c) take no position inconsistent with such allocation on any tax return or in any proceeding before any taxing authority. The obligations of Seller and PNC under this Section 2 will survive the closing of the transactions contemplated hereby.
3. Title. On the Commencement Date, Seller and PNC shall execute and deliver to each other the Bill of Sale.
4. Sale, Purchase and Performance. Seller and PNC hereby agree that the obligations of each party hereunder to enter into the Bill of Sale with respect to the Equipment are expressly conditioned on (a) both parties executing and delivering to the other party the Lease Agreement, and (b) the execution and delivery of such other documents, certificates and items as are set forth in Exhibit #2, each in form and substance satisfactory to both parties hereto, and each as may be amended, amended and restated, modified or supplemented from time to time, and including any replacement or supplementary agreements thereof or thereto (collectively, the "Lease Documents").
5. Seller's Representations and Warranties. Seller represents and warrants to PNC as of the date hereof and the Commencement Date as follows:
(a)    the execution, delivery and performance of this Agreement, the Bill of Sale and the Lease Documents to which Seller is a party are duly authorized on the part of Seller, and upon due execution thereof by the parties thereto, each of such documents shall constitute valid obligations binding upon and enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and other similar laws affecting the rights and remedies of creditors generally and by general principles of equity;
(b)    neither the execution by Seller of this Agreement, the Bill of Sale or any of the Lease Documents to which Seller is a party, nor the due performance thereof by Seller, will result in any breach of, or constitute a default under, or violation of, Seller's certificate of formation, limited liability company agreement, or any material agreement to which Seller is a party or by which Seller is bound and that relates to the Equipment, nor will any of the same violate any material law, regulation or order by which Seller is bound and that relates to the Equipment;
(c)    Seller is duly formed, validly existing and in good standing in its state of formation and is duly qualified as a foreign limited liability company in each other jurisdiction where the Equipment is located;
(d)    Seller has and is transferring to PNC good, valid and marketable title to the Equipment free and clear of all liens, encumbrances and claims of any kind or description other than Permitted Liens (for purposes of this Section 5, “Permitted Liens” means (i) any liens, encumbrances or claims for taxes not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained; (ii) any liens created by the Lease Documents (other than the Project Documents (as defined below)); (iii) any liens, encumbrances or claims arising in the ordinary course of business by operation of law (including mechanics’ and materialmen’s liens) with respect to a liability that is not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained; and (iv) zoning, planning and other similar encumbrances affecting the Equipment which do not in any case materially detract from the value of the Equipment;
(e)    the agreements listed on Exhibit #3 constitute a true, accurate and complete list of all material contracts with respect to the Equipment (as supplemented from time to time in connection with the Lease Agreement, and as may be amended, amended and restated, modified or supplemented from time to time, and including any replacement or supplementary agreements thereof or thereto, the “Project Documents”);
(f)    each Project Document to which Seller is a party is in full force and effect, creates a legal, valid and binding obligation of each party thereto, and has not been amended or modified except as noted on Exhibit #3, and with respect to each such agreement, Seller is not, and to Seller’s knowledge, no other party thereto is, in default thereunder;
(g)    each Project Document to which Seller is not a party is in full force and effect, creates a legal, valid and binding obligation of each party thereto, has not been amended or modified and, to the knowledge of Seller, no party to any of such agreements is in default thereunder;
(h)    Seller has provided to PNC true, correct and complete copies of each Project Document and has received all third party consents and approvals necessary to permit the collateral assignment to PNC contemplated by the Lease Documents, as well as the potential direct assignment to PNC upon the election of the Return Option or following the occurrence and during the continuance of a Default (each as defined in the Lease Agreement) at the end of the Lease Term;
(i)    there are no warranties or indemnities applicable to the Equipment that were provided by any manufacturer, supplier or installer of any of the Equipment other than those included in the Project Documents and those separate warranties listed on Exhibit #4 hereto (all such warranties and indemnities, the “Warranties”);
(j)    the installation and operation of the Equipment and development, construction and operation of the system comprising the Equipment is and has been in material compliance with all Applicable Laws, including environmental laws, and all material franchise, license, permit, approval, notification, certification, registration, authorization and qualification required by any governmental authority (“Governmental Approvals”) required as of the effective date of the Lease Agreement to develop, construct and operate the system comprising the Equipment have been duly obtained, are in full force and effect, are final and all periods to administratively or judicially appeal such Governmental Approvals have expired;

(k)    Lessee is either not subject to or is exempt from regulation (i) as a "public utility" or a "holding company" under the Federal Power Act ("FPA") and the Public Utility Holding Company Act ("PUHCA") and FERC's regulations thereunder, and (ii) as a "public utility," "electric utility," "electric corporation," or a "holding company" or similar terms under applicable laws or regulations of each state where the Equipment is located, and, solely as the result of the execution and delivery of the Lease Documents or the consummation or performance of the transactions contemplated thereby, Lessor will not become subject to regulation under any of the foregoing laws or regulations. Lessee is not subject to regulation under the Investment Company Act of 1940; and
(l)    (A) Seller has timely filed or caused to be filed all tax returns and reports required to have been filed by it and has paid or caused to be paid all taxes, assessments and governmental charges assessed or imposed that are required to have been paid by it, and (B) Seller has not applied to the Internal Revenue Service for a private letter ruling with respect to the Equipment, the Project Documents or the transactions contemplated by this Agreement and the Lease Agreement.
6. PNC’s Representations and Warranties. PNC represents and warrants to Seller as of the Commencement Date as follows: (a) the execution, delivery and performance of this Agreement, the Bill of Sale and the Lease Documents to which PNC is a party are duly authorized on the part of PNC, and that upon due execution thereof by the parties thereto, each of such documents shall constitute valid obligations binding upon and enforceable against PNC in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and other similar laws affecting the rights and remedies of creditors generally and by general principles of equity; (b) neither the execution of this Agreement, the Bill of Sale or the Lease Documents to which PNC is a party, nor the due performance thereof by PNC, will result in any breach of, or constitute a default under, or violation of, PNC’s organizational documents, or any material agreement to which PNC is a party or by which PNC is bound, nor will any of the same violate any material law, regulation or order by which PNC is bound; and (c) PNC is duly organized, validly existing and in good standing in its state of formation.
7. Manufacturer's Warranties. Seller hereby assigns to PNC all of Seller's rights, title and interest in and to all Warranties, each as further described in the agreements listed on Exhibit #4 hereto, to the extent the same exist as of the Commencement Date and to the extent assignable. Seller shall take such further actions as may reasonably be necessary to assign such Warranties to PNC. In the event that any Warranty is not assignable to PNC, Seller hereby appoints PNC as Seller’s agent and attorney-in-fact, which appointment is coupled with an interest, to assert and enforce, from time to time, in the name of and for the account of Seller and PNC, as their interests may appear, but in all cases at the sole cost and expense of Seller, any such Warranty.
8. Updated Project Documents and Warranties. Upon the Commencement Date, Exhibit #3 (Project Documents) and Exhibit #4 (Warranties) shall be updated to reflect additional Project Documents and Warranties related to the Equipment subject to the Bill of Sale executed on the Commencement Date. For avoidance of doubt, each representation, warranty, covenant or other agreement made by Seller hereunder applicable to Project Documents and Warranties shall be deemed to apply to such additional Project Documents and Warranties as of the Commencement Date.
9. Assignment. PNC and Seller agree that this Agreement shall inure to the benefit of and shall be binding upon each of Seller and PNC and their respective successors and assigns. Seller may not assign its interest in this Agreement without PNC’s prior written consent, which shall not be unreasonably withheld. Any attempted assignment without such consent shall be null and void. PNC may assign its interests in this Agreement, in whole or in part, with notice to but without the consent of Seller.  If any such PNC assignment is a partial assignment of this Agreement by PNC, (i) so long as no Default (as defined in the Lease Agreement) shall have occurred, PNC shall maintain its administrative role under this Agreement with Seller and shall act as an intermediary between Seller and any PNC partial assignee, and (ii) unless Seller receives notice from PNC or PNC's assignee to the contrary, Seller's satisfaction of its obligations under this Agreement to PNC shall be deemed to satisfy such obligations to all assignees.
10. Survival of Covenants. PNC and Seller agree that the warranties, covenants and agreements of the parties contained in this Agreement shall survive the passing of title. For the avoidance of doubt, any representations or warranties made in this Agreement by either party are deemed to have been made as of the date hereof and the Commencement Date, or as of such other date specified in this Agreement, and neither party shall be deemed to have made such representation or warranty as of any other date.
11. Limitations. Neither party shall be liable for any indirect, special or consequential damages, in connection with or arising by reason of this Agreement, nor shall either party be liable under this Agreement for any event beyond its control.
12. Miscellaneous. Section titles are not intended to, and shall not, limit or otherwise affect the interpretation of this Agreement. This Agreement shall not be binding upon either party until executed by such party’s authorized representative. If any provision of this Agreement shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions hereof shall not be affected or impaired in any way. Any modifications to this Agreement shall be in writing and shall be signed by both parties or their permitted assigns, if any. Any capitalized terms used but not defined herein shall have the definitions set forth in the Lease Agreement, which definitions are incorporated herein by reference.
13. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to conflict of laws principles other than Section 5-1401 of the New York General Obligations Law. Each party consents to the exclusive jurisdiction of any state or federal court in the State of New York over any action or proceeding brought in connection with this Agreement. SELLER AND PNC EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH SELLER AND/OR PNC MAY BE PARTIES ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS AGREEMENT.
14. Entire Agreement. SELLER AND PNC AGREE THAT THIS AGREEMENT, THE BILL OF SALE AND THE LEASE DOCUMENTS CONSTITUTE THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE EQUIPMENT AND SUPERSEDE ALL PROPOSALS, ORAL OR WRITTEN, ALL PRIOR NEGOTIATIONS AND AGREEMENTS, AND ALL OTHER COMMUNICATIONS BETWEEN THEM WITH RESPECT TO THE EQUIPMENT.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives as of the date first above written.
PNC ENERGY CAPITAL LLC
By: /s/ Jennifer Wirth
Name:    Jennifer Wirth
Title:    Vice President

Groton Fuel Cell 1, LLC

By: /s/ Michael S. Bishop
Name: Michael S. Bishop
Title: Senior Vice President, Chief
Financial Officer and Secretary

PURCHASE AND SALE AGREEMENT
EXHIBIT #1
BILL OF SALE

Groton Fuel Cell 1, LLC ("Seller"), in consideration of the sum of Thirty-Six Million One Hundred Thirty Thousand Four Hundred Twenty-Seven Dollars and Twenty-Four Cents ($36,130,427.24) (the "Purchase Price") and other good and valuable consideration paid by PNC ENERGY CAPITAL LLC ("PNC") does hereby sell, and convey to PNC all of its right, title and interest in and to the Equipment described more fully on Schedule A attached hereto.
This Bill of Sale is entered into in connection with that certain Purchase and Sale Agreement, dated as of October 31, 2016 (the "Purchase Agreement") between Seller and PNC. Unless otherwise indicated, capitalized terms used herein shall have the meaning set forth in the Purchase Agreement.
Seller warrants that it is transferring title to the Equipment free and clear of all liens and encumbrances other than Permitted Liens. EXCEPT AS SPECIFICALLY SET FORTH IN THE PURCHASE AGREEMENT, PNC ACKNOWLEDGES AND AGREES THAT SELLER HAS MADE AND MAKES NO REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, DIRECTLY OR INDIRECTLY, EXPRESSED OR IMPLIED, WITH RESPECT TO THE EQUIPMENT OR OTHERWISE, INCLUDING BUT NOT LIMITED TO ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO SUITABILITY, DURABILITY, FITNESS FOR USE AND MERCHANTABILITY OF ANY OF THE EQUIPMENT, AND THAT THE EQUIPMENT IS BEING SOLD, TRANSFERRED AND DELIVERED TO PNC “AS-IS,” “WHERE-IS” AND “WITH ALL FAULTS.”
The Purchase Price, and other relevant items, will be allocated among the Equipment in accordance with the fair market value of the assets and liabilities transferred as described in Schedule B attached hereto.
In the event of any conflict between the terms of the Purchase Agreement and the terms of this Bill of Sale, the terms of the Purchase Agreement shall prevail.

Schedule A
to Bill of Sale
Description of Equipment

Equipment	Model Number	Serial Number
DFC3000 MBOP	FCE DFC3000Block 5	MB
DFC Module EAST NORTH	C1410	C1410-094
DFC3000 Inverter	Allen-Bradley PowerFlex N/A Power Conditioning Unit 1.5 MW	41072889
DFC3000 Transformer	Hammond Power Solutions 480YV 2165A Part Number	AA00647443
DFC3000 Switchgear	Gavan-Graham
PCU Chiller	Pfannenberg Model EB 350 SP 460/3/60 Part No. 42533505321	S15530808169
HRU	CAIN	7699
Load Leveler	Simplex	093083-1-1.1

Equipment	Model Number	Serial Number
DFC3000 MBOP	FCE DFC3000Block 5	MB
DFC Module EAST SOUTH	C1410	C1410-092
DFC3000 Inverter	Allen-Bradley PowerFlex N/A Power Conditioning Unit 1.5 MW	40877273
DFC3000 Transformer	Hammond Power Solutions 480YV 2165A Part Number	AA00647336
DFC3000 Switchgear	Gavan-Graham
PCU Chiller	Pfannenberg Model EB 350 SP 460/3/60 Part No. 42533505321	S15430806669
HRU	CAIN

FR3 Envirotemp	4038108C09	CBUC15080C100

Equipment	Model Number	Serial Number
DFC3000 MBOP	FCE DFC3000Block 5	MB
DFC Module WEST NORTH	C1410	C1410-098
DFC3000 Inverter	Allen-Bradley PowerFlex N/A Power Conditioning Unit 1.5 MW	41677509
DFC3000 Transformer	Hammond Power Solutions 480YV 2165A Part Number	AA00647445
DFC3000 Switchgear	Gavan-Graham
PCU Chiller	Pfannenberg Model EB 350 SP 460/3/60 Part No. 42533505321	S15430806670
HRU	CAIN	7700
Load Leveler	Simplex	093083-1-1.2

FR3 Evirotemp	4038108C09	CBUL15080C100

Equipment	Model Number	Serial Number
DFC3000 MBOP	FCE DFC3000Block 5	MB
DFC Module WEST SOUTH	C1410	C1410-097
DFC3000 Inverter	Allen-Bradley PowerFlex N/A Power Conditioning Unit 1.5 MW	41676726
DFC3000 Transformer	Hammond Power Solutions 480YV 2165A Part Number	AA00647444
DFC3000 Switchgear	Gavan-Graham
PCU Chiller	Pfannenberg Model EB 350 SP 460/3/60 Part No. 42533505321	S15430806668

Schedule B
to Bill of Sale
Purchase Price Allocation

1.	Pfizer Fuel Cell Project: $36,130,427.24

Total Purchase Price: $36,130,427.24

PURCHASE AND SALE AGREEMENT
Exhibit #2
Lease Documents
1. Lease Agreement;

2.	Purchase and Sale Agreement;

3.	Rental Schedule (incorporated into Lease Agreement);

4.	Certificate of Acceptance for the Equipment, substantially in the form of Attachment #1 to Exhibit A to the Lease Agreement;

5.	Bill of Sale for the Equipment;

6.	Assignment Agreement, dated as of the date hereof, from Seller and FuelCell Energy, Inc. to PNC;

7.	Master Guaranty Agreement, dated as of December 11, 2015 from FuelCell Energy, Inc. (“Guarantor”) to PNC and Confirmation of Guaranty, dated as of the date hereof, with respect thereto;

8.	A Pledge Agreement, dated as of the date hereof, from Parent in favor of PNC, together with a membership interest certificate and transfer power;

9.	A Deposit Account Control Agreement with PNC Bank, National Association, and such other documentation as may be requested by PNC in connection with the Accounts;

10.	A third party consent agreement, dated as of the Commencement Date, from each counterparty to a PPA with respect to the Equipment;

11.
A third party consent agreement, dated as of the Commencement Date, from the counterparty to the license agreement with respect to the Site for the Equipment, and from each holder of real property interests in such Site;

12.	A third party consent agreement, dated as of the Commencement Date, from each counterparty to an EPC Agreement with respect to the Equipment;

13.	A third party consent agreement, dated as of the Commencement Date, from each counterparty to a Service Agreement with respect to the Equipment;

14.	The Warranties with respect to the Equipment, in respect of the construction contract, the Service Agreement and any other applicable items of Equipment;

15.	The Project Documents for the system comprising the Equipment;

16.
Secretary's Certificate of the sole member of Seller, attaching (i) true and complete copies of its constitutive documents in effect as of the date thereof, (ii) a true and complete copy of resolutions duly adopted by the authorized governing body of the sole member of Seller, authorizing the execution, delivery and performance by Seller of each of the Lease Documents and Project Documents to which it is a party, (iii) an incumbency certificate, and (iv) a certificate of good standing, issued by the Secretary of State of the state of Seller's formation, dated not more than ten (10) business days before closing;

17.
Secretary's Certificate of Guarantor, attaching (i) true and complete copies of its constitutive documents in effect as of the date thereof, (ii) a true and complete copy of resolutions duly adopted by the authorized governing body of Guarantor, authorizing the execution, delivery and performance by it of each of the Lease Documents and Project Documents to which it is a party, (iii) an incumbency certificate, and (iv) a certificate of good standing, issued by the Secretary of State of the state of Guarantor’s formation, dated not more than ten (10) business days before closing;

18.
Secretary's Certificate of the sole member of Parent, attaching (i) true and complete copies of its constitutive documents in effect as of the date thereof, (ii) a true and complete copy of resolutions duly adopted by the authorized governing body of the sole member of Parent, authorizing the execution, delivery and performance by it of each of the Lease Documents and Project Documents to which it is a party, (iii) an incumbency certificate, and (iv) a certificate of good standing, issued by the Secretary of State of the state of Parent’s incorporation, dated not more than ten (10) business days before closing;

19.
UCC-1 financing statements with respect to the Assignment Agreement, naming Seller as debtor and PNC as secured party, properly filed, registered or recorded in each jurisdiction in which PNC shall reasonably request;

20.
UCC‑1 financing statements with respect to the Pledge Agreement, naming Parent as debtor and PNC as secured party, properly filed, registered or recorded in each jurisdiction in which PNC shall reasonably request;

21.	Precautionary UCC-1 financing statements, naming Seller as debtor and PNC as secured party, properly filed, registered or recorded in each jurisdiction in which PNC shall reasonably request;

22.
Precautionary fixture filing UCC-1 financing statements, naming Seller as debtor and PNC as secured party, properly filed, registered or recorded in each jurisdiction in which PNC shall reasonably request,

23.
UCC lien search reports, satisfactory to PNC, dated not more than ten (10) business days before closing, made in respect of Seller in each jurisdiction in which the Seller is located or in which the Equipment is located;

24.	UCC-3 financing statements, terminating the interests of any secured party that is not PNC, properly filed, registered or recorded in each jurisdiction in which PNC shall reasonably request;

25.	A lien release, between any construction lender and Seller;

26.	A title report or other evidence satisfactory to PNC confirming ownership of the Site where the System is located and any lienholders on such Site;

27.	Copies of certificates of insurance naming PNC as loss payee and/or additional insured that conform to all requirements set forth in Section 13 of the Lease Agreement;

28.	Final engineering design documents for the System, stamped by a licensed professional engineer (may be delivered post-closing);

29.	A report and certificate from a licensed professional engineer satisfactory to PNC;

30.	A legal opinion from counsel to the PPA counterparty of the System, dated as of the Commencement Date for the System;

31.	A pay proceeds letter addressed to PNC, executed by Seller;

32.	Lien Waivers with respect to the Equipment;

33.	All material Governmental Approvals with respect to the Equipment;

34.	Permission to operate or other interconnection approval from the local utility; and

35.	Such other documentation as PNC shall reasonably require.

PURCHASE AND SALE AGREEMENT
Exhibit #3
List of Project Documents
As of Commencement Date: October 31, 2016

1.
Power Purchase Agreement, between FuelCell Energy, Inc., Groton Fuel Cell 1, LLC and Pfizer Inc., dated as of December 23, 2015 (the “PPA”), along with that certain Equipment License and Access Agreement, between Groton Fuel Cell 1, LLC and Pfizer Inc., dated as of December 23, 2015, each as amended by that certain First Amendment to Power Purchase Agreement and Equipment License and Access Agreement, between FuelCell Energy, Inc., Groton Fuel Cell 1, LLC and Pfizer Inc., dated as of October 31, 2016.

2.	Parent Guarantee, given by FuelCell Energy Inc. for the benefit of Pfizer Inc., dated as of December 23, 2015.

3.
Fixed Price Engineering, Procurement, Construction Agreement, between Groton Fuel Cell 1, LLC, as Owner, and FuelCell Energy, Inc., as Contractor, (Pfizer Fuel Cell Project), dated as of January 18, 2016 (the “EPC Agreement”).

4.	Service Agreement, between Groton Fuel Cell 1, LLC and FuelCell Energy, Inc., dated as of October 28, 2016 (the “Service Agreement”).

5.
Memorandum of Understanding, between POSCO Energy Co., Ltd. and Groton Fuel Cell 1, LLC, dated as of September 20, 2016 (the “Backup MOU”), along with the FCE Client Identification Form for Groton Fuel Cell 1, LLC with respect thereto.

6.	Interconnection Agreement, between City of Groton, Department of Utilities and Pfizer Corporation, dated as of July 22, 2016.

7.	All Governmental Approvals.

8.	All Warranties.

PURCHASE AND SALE AGREEMENT
Exhibit #4

List of Warranties
As of Commencement Date: October 31, 2016

1.	Warranties contained in the EPC Agreement.

2.	Warranties contained in the Service Agreement.